As filed with the Securities and Exchange Commission on February 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Cornerstone OnDemand, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

Cornerstone OnDemand, Inc. 2010 Employee Stock Purchase Plan

(Full title of the plan)

Phil S. Saunders

Chief Executive Officer

Cornerstone OnDemand, Inc.

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(310) 752-0200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachel B. Proffitt

Brett White

Jacob B. Hanna

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2010 Employee Stock Purchase Plan	1,259,637(2)	$40.01	$50,398,076.37(3)	$5,498.43

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Cornerstone OnDemand, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents shares of common stock that were added to the shares reserved for future issuance under the 2010 ESPP on each of January 1, 2020 (610,375 shares) and January 1, 2021 (649,262 shares) pursuant to an evergreen provision contained in the 2010 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2010 ESPP Plan shall increase as of the first day of each fiscal year by the least of (i) 1,200,000 shares, (ii) 1.0% of the total number of shares of Common Stock outstanding on December 31st of the preceding fiscal year or (iii) such number of shares determined by the Registrant’s Board of Directors (the “Board”) or the Compensation Committee of the Board.

(3)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $47.07 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the Nasdaq Global Select Market, on February 12, 2021. Pursuant to the 2010 ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s common stock on the first trading day of the offering period or on the exercise date.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering 1,259,637 shares of common stock issuable to eligible persons under the 2010 ESPP, which common stock is in addition to the shares of common stock registered on the Registrant’s  Form S-8 filed on April 27, 2011 (File No.  333-173754), the Form S-8 filed on March 23, 2012 (File No. 333-180311), the Form S-8 filed on June 17, 2013 (File No. 333-189389), the Form S-8 filed on February 27, 2014 (File No. 333-194198), the Form S-8 filed on March 23, 2015 (File No. 333-202940), the Form S-8 filed on February 29, 2016 (File No. 333-209817), the Form S-8 filed on February 24, 2017 (File No. 333-216245), the Form S-8 filed on March 2, 2018 (File No. 333-223430) and the Form S-8 filed on February 26, 2019 (File No. 333-229887) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of common stock issuable under the 2010 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (which is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 20, 2018).

4.2	Amended and Restated Bylaws of the Registrant (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on June 20, 2018).

4.3	Form of Registrant’s Common Stock Certificate (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form S-1/A (Registration No. 333-169621) filed on February 11, 2011).

4.4	Indenture, dated as of December 8, 2017, by and between the Registrant and US Bank National Association, as trustee (including the form of 5.75% Convertible Senior Notes Due 2021) (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on December 8, 2017).

4.5	First Supplemental Indenture, dated April 20, 2020, between Cornerstone OnDemand, Inc. and US Bank National Association, as trustee (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 10-Q filed on August 10, 2020).

4.6	Registration Rights Agreement among Cornerstone OnDemand, Inc., Vector Talent Holdings, L.P. and the other parties thereto, dated April 22, 2020 (which is incorporated herein by reference to Exhibit 4.4 to the Registrant’s Form S-3ASR filed on July 2, 2020).

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

99.1	2010 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.5 to the Registrant’s Form S-1/A (Registration No. 333,169621) filed on December 17, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on February 17, 2021.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Phil S. Saunders
Phil S. Saunders
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Phil S. Saunders and Chirag Shah and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phil S. Saunders	Chief Executive Officer and Director (principal executive officer)	February 17, 2021
Phil S. Saunders

/s/ Chirag Shah	Chief Financial Officer (principal financial officer)	February 17, 2021
Chirag Shah

/s/ Trish Coughlin	Chief Accounting Officer (principal accounting officer)	February 18, 2021
Trish Coughlin

/s/ Adam L. Miller	Founder and Co-Chair of the Board of Directors	February 17, 2021
Adam L. Miller

/s/ Elisa Steele	Co-Chair of the Board of Directors	February 19, 2021
Elisa Steele

/s/ Nancy Altobello	Director	February 17, 2021
Nancy Altobello

/s/ Felicia Alvaro	Director	February 17, 2021
Felicia Alvaro

/s/ Dean Carter	Director	February 17, 2021
Dean Carter

/s/ Robert Cavanaugh	Director	February 17, 2021
Robert Cavanaugh

/s/ Richard Haddrill	Director	February 17, 2021
Richard Haddrill

Signature	Title	Date

/s/ Joseph Osnoss	Director	February 18, 2021
Joseph Osnoss

/s/ Kristina Salen	Director	February 17, 2021
Kristina Salen

/s/ Steffan Tomlinson	Director	February 17, 2021
Steffan Tomlinson